EXHIBIT 99.01

Shire Pharmaceuticals Group plc Hampshire International Business Park Chineham Basingstoke Hampshire RG24 8EP United Kingdom Tel +44 (0)1256 894000 Fax +44 (0)1256 894708 www.shire.com

Press Release

Court Sets New Trial Date For Impax Cases - February 2006

Basingstoke, UK and Philadelphia, US – April 15, 2005 – Shire Pharmaceuticals Group plc (LSE: SHP, NASDAQ: SHPGY, TSX: SHQ) remains committed to protecting the patents which it has relating to ADDERALL XR®, its product for treatment of Attention Deficit Hyperactivity Disorder (ADHD).

Shire has previously announced two pending suits against Impax Laboratories, Inc. based on a first Impax Paragraph IV notice letter for a 30 mg generic version of ADDERALL XR and a second Paragraph IV notice letter for 5 mg, 10 mg, 15 mg, 20 mg and 25 mg generic versions of ADDERALL XR. The Delaware District Court had set an October 11, 2005 trial date for the first Impax case. Following a conference with the same Court in the second case, the Court has now set a consolidated February 23, 2006 trial date for both cases.

Also, as previously announced, Shire has received Paragraph IV notice letters advising of the filing of Abbreviated New Drug Applications (ANDAs) for generic versions of ADDERALL XR from Barr Laboratories Inc., Colony Pharmaceuticals Inc. and Teva Pharmaceuticals USA, Inc. Shire has filed lawsuits against Barr, the first company to send a notice letter, and has chosen not to sue Colony and Teva.

Barr, Impax, Colony and Teva may not launch a generic version of ADDERALL XR before receiving final approval of their respective ANDAs from the US Food and Drug Administration (FDA). Should Barr receive a tentative approval from the FDA, it cannot lawfully launch its generic version before the earlier of the expiration of the currently pending 30-month stays or a district court decision in its favor. Neither Impax, Colony nor Teva will be able to lawfully launch a generic version of ADDERALL XR without the necessary final approval from the FDA and the expiration of the "first to file's" exclusivity rights. The FDA may grant 180 days of generic market exclusivity to the "first to file".

The Barr court case is scheduled to go to trial in January 2006. In the Barr case, the 30 month stay for the '819 patent began in January 2003 and with respect to the '300 patent it began in August 2003.

The Impax 30 month stay for the 30 mg product began in November 2003 and for the new strengths of 5 mg, 10 mg, 15 mg, 20 mg and 25 mg in December 2004.

ADDERALL XR is an important product in Shire's portfolio of treatments for ADHD and is protected by two patents which expire in 2018: Shire Laboratories' U.S. Patent No. 6,322,819 ("the '819 patent") and U.S. Patent No. 6,605,300 ("the '300 patent").

For further information please contact:

Investor Relations	Cléa Rosenfeld (Rest of the World)	+44 1256 894 160
	Brian Piper (North America)	+1 484 595 8252

Media	Jessica Mann (Rest of the World)	+44 1256 894 280
	Matthew Cabrey (North America)	+1 484 595 8248

Notes to editors

Shire Pharmaceuticals Group plc

Shire Pharmaceuticals Group plc (Shire) is a global specialty pharmaceutical company with a strategic focus on meeting the needs of the specialist physician and currently focuses on developing projects and marketing products in the areas of central nervous system (CNS), gastrointestinal (GI), and renal diseases. Shire has operations in the world’s key pharmaceutical markets (US, Canada, UK, France, Italy, Spain and Germany) as well as a specialist drug delivery unit in the US.

For further information on Shire, please visit the Company’s website: www.shire.com.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included herein that are not historical facts are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire's results could be materially affected. The risks and uncertainties include, but are not limited to, risks associated with the inherent uncertainty of pharmaceutical research, product development, manufacturing and commercialization, the impact of competitive products, including, but not limited to, the impact of those on Shire's Attention Deficit & Hyperactivity Disorder (ADHD) franchise, patents, including but not limited to, legal challenges relating to Shire's ADHD franchise, government regulation and approval, including but not limited to Health Canada's suspension of ADDERALL XR sales in Canada and the expected product approval dates of METHYPATCH® (MTS) (ADHD), SPD503 (ADHD), SPD465 (ADHD), SPD476 (ulcerative colitis), SPD 480 (ulcerative colitis) and NRP104 (ADHD), including its scheduling classification by the Drug Enforcement Agency in the United States, Shire's ability to secure new products for development and other risks and uncertainties detailed from time to time in Shire's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2004